Los Alamos National Bank

                         COMMERCIAL LOAN AGREEMENT


The undersigned, New Mexico Software. Inc., a New Mexico Corporation, and Richard F. Govatski, Individually as Guarantor, (hereafter collectively referred to as Borrower) and Los Alamos National Bank (here after referred to as the Bank) enter into this agreement concerning a loan in the principal amount of Three Hundred Thousand and no/100's ($300,000.00) to be secured by the following

UCC-1 filed 1/9/01 as file number 010109048 securing all furniture, fixtures, equipment, inventory, accounts, chattel paper, tangibles and general intangibles now owned or hereafter acquired by New Mexico Software, Inc. and Letter of Credit dated January 19, 2001, Number NAS382583 from Wells Fargo Bank to LANB as Beneficiary in the amount of $250,000.00.

On the following understandings, terms and conditions:

1. Representations - Borrower represents and warrants to Bank that the following paragraphs are true and correct:

     A. Financial Condition - All financial statements that have been and will be delivered to the Bank are and will be true and represent the financial condition of Borrower. Nothing has occurred or will occur before funding which will materially affect in any adverse manner the condition of the Borrower as disclosed in the financial statements. Borrower has and will have no known actual or contingent liabilities, except such as are reflected in the financial statements or in other documents that have been or will be delivered to the Bank.

     B. Liens - The Batik will be the sole lienholder on the collateral for loans made pursuant hereto and on all future collateral of a similar kind.

     C. Taxes - Borrower has filed and will file all required federal, state, and local tax returns and has paid and will pay all taxes and assessments as shown on such returns as they have become due. No claims have been asserted or are unpaid with respect to such taxes except as are and will be disclosed in the financial statements.

2.   Borrower's Affirmative Duties

     A. Annual Financial Statements - Borrower will furnish to the Bank no later than ninety days after the expiration of each fiscal year detailed reports of the Borrower's financial position during such fiscal year. Financial statements will include the following: Balance Sheet, Income Statement, Cash Flow Statement and Tax Returns. These statements must be signed and certified by the Borrower to be true and correct.

     B. Interim Financial Statements - Borrower will furnish to the Bank interim financial information as may be requested by the Bank from time to time.

     C. Insurance - Borrower will maintain property insurance with Bank named as loss payee with responsible companies in such amounts and against such risks as is customarily carried by prudent owners of similar business and property. Borrower will promptly furnish the Bank copies of insurance policies as requested.

     D. Taxes - Borrower will promptly pay and discharge when due all taxes, assessments, and governmental charges of every kind and nature lawfully levied, assessed, or imposed upon Borrower or its properties except to the extent contested in good faith.
          Borrower will set aside funds necessary to pay a contested tax, assessment, or governmental charge plus all interest and penalties should its challenge prove unsuccessful. The Borrower will establish and maintain a reserve for federal income taxes in accordance with generally accepted accounting practices.

     E. Assets - Borrower will not sell, lease, transfer, or otherwise dispose of any of its assets other than in the ordinary course of business nor will Borrower dispose of more than 20% of its capital assets without prior written consent from the Bank. Borrower will not assign or sell any notes, accounts receivable, contract rights, chattel paper, general intangibles, or proceeds thereof due or to become due, either as security or otherwise.

     F. Contingent Liabilities - Borrower agrees to inform Bank of any litigation, changes in contractual obligations, or other changes in the status quo of the borrower which could materially affect the business.

     G. Bank Services - Borrower agrees to maintain its principal deposits at the Bank.

     H. Information - Borrower will furnish to the Bank with reasonable promptness such data and information concerning the business of the Borrower and/or related entities, including any copies of outstanding contracts, as may be requested by the Bank from time to time. Bank may inspect the Borrower's books and records as well as its office at any reasonable time.

     I.   Management - Borrower and Bank will periodically review
          Borrower's executive management and key personnel which shall at all times be satisfactory to the Bank and Borrower will notify Bank of any management changes.

     J. Line of Credit Reduction and Resting Period - Borrower will reduce the line of credit principle and interest to zero and rest the line for at least thirty (30) days annually.

3.   Additional Covenants:

     A. Indebtedness - Borrower will not create, assume, or incur any indebtedness regarding the collateral securing this loan without approval in writing from the Bank.

     B. Extensions - The Bank will assess extensions and if deemed appropriate will extend the due date with Borrower paying any outstanding interest in full and a loan extension fee. Unless expressly amended by the loan extension, all terms, conditions, covenants, collateral, liens, obligors, guarantors, and disclosures in effect for the original loan will remain in full and effect and unchanged by the extension.

     C. Binding Effect - This agreement and the documents executed in connection herewith will be construed in accordance with and governed by the laws of the State of New Mexico. All provisions hereof shall bind and benefit the successors and assigns of Bank and of heirs, executors, administrators, successors, and assigns of Borrower provided, however, that Borrower shall not assign this agreement, or any right, title, or interest thereunder, without prior written consent of the Bank.

     D. The terms of this loan agreement shall survive the execution and delivery of the promissory note and any other loan documents in connection herewith.

     E. The parties understand and agree that this Loan Agreement will generally cover their borrowing relationship. Neither party is obligated to continue the borrowing relationship. There is no agreement between the parties concerning the extension of further credit or for the renewal or extension of any specific promissory note or loan. The provisions of this Loan Agreement shall not negate or modify in any way the provisions of any promissory note, security agreement, mortgage, financing statement, collateral assignment or pledge or any other document of a contractual nature executed by the parties or either of them in furtherance of the objectives of this Loan Agreement.

     F. To abide by all the terms of this agreement, it being expressly understood that if Borrower should fail to perform in whole or in part any one or more of the requirements herein contained, Bank may accelerate the maturity of said loan so that the remaining unpaid balance, including advances made as aforesaid, with interest accrued thereon, may, at the option of the Bank, be declared immediately due and payable.

     G. No representations of any kind have been made to Borrower by Bank except as specifically set forth in this agreement. Only the CEO, President, or Commercial Loan Vice President are authorized to make any representations which might bind the Bank.

     H. By mutual agreement in writing, Bank and Borrower may make other or additional Loan Agreements.

Dated January 24, 2001

New Mexico Software, Inc.
a New Mexico Corporation

by: /s/ Richard F.  Govatski               /s/ Richard F.  Govatski
    Richard F. Govatski, President         Richard F. Govatski, Guarantor

LOS ALAMOS NATIONAL BANK

By: /s/ Bill Enloe
Bill Enloe, Chairman and CEO

                                                            Promissory Note

                         Los Alamos National Bank
          P.O. Box 60, Los Alamos, NM   87544     (505) 662-5171


New Mexico Software, Inc.
a New Mexico Corporation
5041 Indian School Road NE
Albuquerque, NM 87110
(Borrowers Name and Address)

$300,000.00                        January 24, 2001
(Loan Amount)                      (Date)

FOR VALUE RECEIVED, and on demand, or if no demand is made, then according to the payment schedule below, the maker(s), endorser(s), surety(s), and cosigner(s), jointly and severally, hereinafter called "Borrower(s)", promise to pay to the order of LOS ALAMOS NATIONAL BANK, hereinafter called "Lender", at its office in Los Alamos, New Mexico, Three Hundred Thousand and no/100's DOLLARS principal plus interest, payable on or before July 24, 2001.

This loan bears interest at the interest rate indicated below: (check one)

     __  a fixed rate equal to __% per annum; or

     __ a floating rate equal to Base Rate plus __% per annum. Base Rate being that rate of interest announced from time to time by Los Alamos National Bank as its Base Rate, which may or may not be the lowest rate of interest charged by the Bank, with adjustments in the rate to be made on the same day as each change in the Base Rate, but in no event shall the rate applicable to this loan be less than __% per annum, the initial rate being __% per annum, with such interest calculated on the basis of a 365 day year; or

     X   Wall Street Journal Prime Rate plus 1.00% for an initial rate of
     10.00%.

This loan bears interest at the rate of interest indicated above, with such interest being calculated as indicated below:

     __ as a regular loan, with the principal of this loan being disbursed in its entirety on the date hereof and interest accruing on the principal amount from the date hereof until paid; or

     X   as a line of credit, with the principal of this loan being advanced in one or more draws and interest accruing only on the amount drawn from the date of the draw to the date of repayment.

          X   Borrower will reduce the line of credit principal and
          interest to zero and rest the line for at least thirty days (30) annually.

If the maturity date of this note is stated to be due on a Saturday, Sunday, or a public holiday (or the equivalent for banks generally under the laws of the State of New Mexico), the due date shall be the next succeeding day the Bank is open for business, and such extension of time shall in such case be included in the computation of the payment of interest.

Borrower(s) hereby waive protest, presentment, demand, and notice of protest and non-payment in case this note or any payment due hereunder is not paid when due. Borrower(s) hereby agree to any renewal of this note or to any extensions, acceleration, or postponement of the time of payment or any other indulgence. Borrower(s) hereby agree to any substitution, exchange, or release of collateral and to the addition or release of any party or person primarily or secondarily liable without prejudice to the Lender or notice to Borrower(s).

If Lender at any time in good faith believes for any reason, including any default as described in any security agreement, assignment, pledge agreement, or mortgage which provides security for this loan, that the prospect of receiving any payment required by this note is impaired, the unpaid balance of this note and any other liabilities of the Borrower(s) to the Lender, direct or indirect, absolute or contingent, now or heretofore existing or hereafter arising, shall become immediately due and payable, at the option of the Lender without notice of demand.

The undersigned will pay on demand all costs of collection, including reasonable attorney's fees incurred or paid by the Lender in attempting to enforce payment of this note.

Any deposits and checking, savings, or any other types of accounts, or sums at any time credited by or due from Lender to any Borrower hereof and any securities or other property of any Borrower hereof in the possession of Lender may at all times be held and treated as collateral security for the payment of any and all obligations hereunder. Lender may, without notice to the Borrower(s), apply or set off such deposits or other sums against such obligations at any time when due and payable even if due only by reason of acceleration regardless of any security for this loan.

This note may not be assumed without the prior written consent of Los Alamos National Bank.

In signing this promissory note, Borrower(s) affirm that the primary purpose of this loan is for commercial undertakings and acknowledge receipt of a copy, certifying that it was filled in prior to signing.

Borrower(s)                        Guarantor(s)

New Mexico Software, Inc.
a New Mexico Corporation

By: /s/ Richard F. Govatski        /s/ Richard F. Govatski
Richard F. Govatski, President     Richard F. Govatski, Guarantor


This section is for information purposes; it may not include every agreement or item of collateral securing this note.

__  This note is unsecured.
X   This note is secured by All furniture, fixtures, equipment, inventory, accounts, chattel paper, tangibles and general intangibles now owned or hereafter acquired by New Mexico Software, Inc. and Letter of Credit dated January 19, 2001 Number NAS382583 from Wells Fargo Bank to LANB as Beneficiary in the amount of $250,000.00.

More specifically described in:

X   Security Agreement dated 1/24/01.        __  Assignment dated ____.
__  Pledge Agreement dated ____.             __  Mortgage dated ____.
X   Loan Agreement dated 1/24/01.

The purpose of this loan is:  Working Capital.

This loan is a renewal of 630349-70.

Officer: Bill Enloe/md


Approved by: /s/ Bill Enloe
          Bill Enloe, Chairman and CEO

Los Alamos National Bank
Post Office Box 60 - Los Alamos, New Mexico 87544 - (505) 662-5171

                                                        Continuing Guaranty

(1) For valuable consideration, the undersigned parties, herein called Guarantor whether singular or plural, jointly and severally if more than one, unconditionally guarantee and promise to pay, on demand and in lawful money of the United States, to the order of Los Alamos National Bank, herein called Bank, at its office at 1200 Trinity, Los Alamos, New Mexico, any and all indebtedness to Bank of

New Mexico Software, Inc., a New Mexico Corporation

herein called Borrower whether singular or plural, and such indebtedness herein called Borrower's Indebtedness. The term "Borrower's Indebtedness" is used in this guaranty in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of borrower heretofore, now, or hereafter made, incurred, or created, whether voluntary or involuntary and however arising whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon Borrower's Indebtedness may be or hereafter become barred by any statute of limitations, or whether Borrower's Indebtedness may be or hereafter become otherwise unenforceable.
(2) The liability of Guarantor under this Guaranty herein called Guarantor's Liability, shall not exceed at any one time the sum of principal plus interest thereon,

Fifty Thousand and no/100's Dollars ($50,000.00)

(3) Notwithstanding the foregoing limitation on Guarantor's Liability hereunder, Bank may permit Borrower's Indebtedness to exceed Guarantor's Liability. This is a continuing guaranty relating to all of Borrower's Indebtedness, including that arising under successive transactions which shall either continue Borrower's Indebtedness or from time to time renew it on the same or different terms after it has been satisfied. This Guaranty shall not apply to any of Borrower's Indebtedness created after actual receipt by Bank of written notice of Guarantor's revocation of this Guaranty as to future transactions, provided that any such revocation as to future transactions shall not apply to (a) future disbursements made under any multiple advance loans to Borrower, (b) loans to Borrower which Bank has committed to make prior to actual receipt by Bank of written notice of revocation as to future transactions, or (c) any renewals or extensions of Borrower's Indebtedness outstanding prior to actual receipt by Bank of written notice of revocation as to future transactions. Any such revocation of this Guaranty as to future transactions by one or more of the undersigned Guarantors shall in no way affect the liability of the remaining Guarantors as to any future transactions. Any payment made by Guarantor under this Guaranty shall not reduce Guarantor's Liability unless written notice to that effect is actually received by Bank at or prior to the time of such payment.
(4) Guarantor's obligations hereunder are joint and several, and are independent of the obligations of borrower. A separate action or actions may be brought and prosecuted against Guarantor, whether or not action is broucht against Borrower, and whether or not Borrower is joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof.
(5) Guarantor authorizes Bank, without notice or demand, and without affecting Guarantor's Liability thereunder from time to time to (a) renew, compromise, extend, accelerate, or otherwise change the time for payment of or other terms of Borrower's Indebtedness or any part thereof, including increasing or decreasing the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or Borrower's Indebtedness, and exchange, enforce, waive, forego, and release such security; (c) apply such security and direct the order or manner or sale thereof as Bank in its discretion may determine; (d) release or substitute any Guarantor or endorser of Borrower's Indebtedness; and (e) assign this Guaranty in whole or in part without notice.
(6) If Borrower fails to pay Borrower's Indebtedness, or any part thereof, when due, whether by acceleration or otherwise, according to the terms thereof, Guarantor, immediately upon written demand of Bank, will pay to Bank the amount of Borrower's Indebtedness then due, as if that amount constituted the direct and primary obligation of Guarantor.
(7) In addition to all liens upon, and rights of setoff against, the moneys, securities, and other property of Guarantor given to Bank by law, Bank shall have a lien upon and a right of setoff against all moneys, securities, and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct of Bank, or by any failure to exercise such right of setoff or to enforce such lien, or by any delay in doing so, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by written instrument executed by Bank.
(8) Guarantor waives any right to require Bank to (a) proceed against Borrower; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank's power whatsoever. Guarantor waives any claim of exemption and consents that any subsequent execution for Borrower's Indebtedness guaranteed hereby may be satisfied without limitation or exclusion by any exemption for homestead or otherwise. Guarantor waives any defense arising by reason of any disability or other defense of Borrower, or because Borrower ceases, for any reason, to be liable for repayment of Borrower's Indebtedness or any portion thereof. Until Borrower's Indebtedness is paid in full, even though Borrower's Indebtedness is in excess of Guarantor's Liability hereunder, Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower, and waives any benefit of and any right to participate in any security now or hereafter held by Bank. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Borrower's Indebtedness.
(9) If a petition in bankruptcy or for an arrangement or reorganization of Borrower under federal bankruptcy laws, or for the appointment of a receiver for Borrower or any of its property is filed by or against Borrower, or if Borrower makes an assignment for the benefit of creditors or becomes insolvent, all of Borrower's Indebtedness shall, for purposes of this Guaranty, be deemed at Bank's election, to have become immediately due and payable.
(10) Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to Borrower's Indebtedness to bank. If bank so requests, the indebtedness of Borrower to Guarantor shall be collected, enforced, and received by Guarantor as trustee for Bank, and shall be paid to Bank on account of Borrower's Indebtedness to bank without reducing or otherwise affecting in any manner Guarantor's liability.
(11) Where any one or more of Borrowers are corporations, LLC or partnerships, it is not necessary for Bank to inquire into the powers of Borrowers or of the officers, directors, members, managers, partners, or agents acting or purporting to act on their behalf, and any of Borrower's Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
(12) Guarantor agrees to pay a reasonable attorney's fee and all other costs and expenses which are incurred by Bank in enforcing this Guaranty.
(13) Each Guarantor agrees that recourse may be had against his or her separate and community property for all of his or her obligations under this Guaranty.
(14) If more than one Borrower is named herein, or if more than one Guarantor has executed this Guaranty, than the words "Borrower" and "Guarantor" respectively, shall at once mean all of them together and collectively, each of them jointly with each of the others, and each of them separately and severally.
(15) Bank makes no representations to nor agreements with Guarantor which limit or qualify in any way the terms of this Guaranty or the liabilities and obligations of Guarantor hereunder.
(16) This Guaranty shall also bind the heirs, personal representatives, successors and assigns of Guarantor and shall inure to Bank and its successors and assigns.
(17) This Guaranty shall be governed by, subject to, and construed pursuant to the laws of the State of New Mexico. Guarantor hereby consents to the jurisdiction of the United States District Court for the District of New Mexico or state courts of the State of New Mexico in any action seeking to enforce this Guaranty.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty this
January 24, 2001.

                              /s/ Richard F. Govatski
                              Richard Govatski

Los Alamos National Bank
P.O. Box 60, Los Alamos, New Mexico 87544   (505) 662-5171

                                                   INTEREST RATE CHANGE
                                                                ALLONGE

                               AGREEMENT
By mutual agreement and for mutual and valuable consideration, receipt of which is hereby acknowledged, the undersigned borrower(s), herein called Borrower, whether singular or plural, and Los Alamos National Bank, Los Alamos, New Mexico, herein called Lender, hereby implement the following amendment(s) to the original loan by Lender to Borrower described below. Unless expressly amended by this allonge, all terms, conditions, covenant, collateral, liens, obligors, guarantors, and discourses in effect for the original loan on the date of this allonge remain in full effect and unchanged by this allonge.

                 DESCRIPTION OF ORIGINAL LOAN BEING AMENDED BY THIS ALLONGE
Original Note Number   Original Note Date   Original Note Amount   Current Principal Balance
     630349-71          January 24, 2001        $ 300,000.00             $ 300,000.00

                                          PAYMENT EXTENSION
Original Due Date        Original Payment Amount         Extended Due Date   Extended Payment Amount
                    (including principal and interest)
  July 24, 2001               $315,958,.58                 July 24, 2002           $300,000.00

Cumulative Number of   Amount of Interest Due to be Paid by Borrower   Non-Refundable Extension to be Paid by
   Times Extended               on Signing of this Allonge              Borrower on Signing of This Allonge
         2                             $ 12,041.06                                    $50.00

 AGREEMENT BETWEEN LENDER & BORROWER WITH REGARD TO FUTURE INTEREST RATE CHANGES

Apply with lender

                         INTEREST RATE CHANGE

Old Interest Rate       New Interest Rate       Effective Date of Rate Change
      8.00%                   7.00%                   January 24, 2002

                           OTHER AMENDMENTS

In no event shall the interest rate on this note be less than 7.00% per annum.

                        REASON FOR THIS ALLONGE

To establish a minimum annual interest rate of 7.00% and to extend the maturity date.

     DATE                         LENDING OFFICER'S CERTIFICATION AND APPROVAL
January 24, 2002                  I certifiy that I have received all
                                  documentation supporting the above-referenced
BORROWER'S NAME AND ADDRESS       loan, and that, except as expressly provided
New Mexico Software, Inc.         herein, this allonge in no way diminishes the
a New Mexico Corporation          Lender's position therin.  On behalf of
5041 Indian School Road NE        Lender, I hereby approve this allonge.
Albuquerque, New Mexico   87110
                                  By: /s/ Bill Enloe
                                  Bill Enloe, Chairman and CEO

                         BORROWER'S SIGNATURE

By: /s/ Richard F. Govatski                  /s/ Richard F. Govatski
Richard F. Govatski, President               Richard F. Govatski, Guarantor